UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2012

TransDigm Group Incorporated

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-32833

(Commission File Number)

41-2101738

(IRS Employer Identification No.)

1301 East 9th Street, Suite 3000, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

(216) 706-2960

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On February 23, 2012, the Company conducted its Annual Meeting of Stockholders. At the meeting, Messrs. W. Nicholas Howley, William Dries and Robert Small were re-elected as directors of the Company. In addition, the stockholders ratified the Company’s selection of Ernst & Young LLP as its independent accountants for the fiscal year ending September 30, 2012 and, in an advisory vote, approved the compensation paid by the Company to its named executive officers. The particulars of the vote are set forth below:

Proposal 1 – Election of Directors:	FOR	WITHHELD

W. Nicholas Howley	42,798,783	3,317,073
William Dries	43,531,429	2,584,427
Robert Small	39,983,887	6,131,969

Proposal 2 – To conduct an advisory vote on compensation paid to the Company’s named executive officers.

FOR	25,048,713
AGAINST	21,055,842
ABSTAIN	11,301

Proposal 3 – To ratify the selection of Ernst & Young LLP as TransDigm Group Incorporated’s independent accountants for the fiscal year ending September 30, 2012:

FOR	47,478,123
AGAINST	987,702
ABSTAIN	5,527

No other matters were brought before stockholders for a vote at the meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By	/s/ Gregory Rufus
Gregory Rufus
Executive Vice President, Chief Financial Officer and Secretary

Date: February 23, 2012

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